UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Celsius Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34611	20-2745790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2424 N Federal Highway, Suite 208

Boca Raton, Florida 33431

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (561) 276-2239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $0.001 per share	CELH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2021, Celsius Holdings, Inc. (the “Company”) and certain selling stockholders (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Jefferies LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), relating to the sale of 6,518,267 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company at a public offering price of $62.50 per share less underwriting discounts and commissions in a registered public offering (the “Offering”). The Company and certain Selling Stockholders also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 977,740 shares of its Common Stock. The Underwriters partially exercised their option to purchase 873,141 shares of the Company’s Common Stock on June 11, 2021, 133,953 of which were sold by the Company and 739,188 of which were sold by certain of the Selling Stockholders. The Offering closed on June 14, 2021. The Company issued and sold 1,133,953 shares of Common Stock, and the Selling Stockholders sold 6,257,455 shares, in the aggregate, of Common Stock in the Offering. The Offering generated net proceeds for the Company of $68,037,180 and net proceeds for the Selling Stockholders of $375,447,300. The Company intends to use the proceeds for general corporate purposes. The Company did not receive any proceeds from the sale of shares by the Selling Stockholders.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 90 days after June 9, 2021 without first obtaining the written consent of the Representatives. The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

The Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2021 (File No. 333-256930), a base prospectus included as part of the registration statement, and a prospectus supplement, dated June 9, 2021, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Greenberg Traurig, P.A., regarding the legality of the shares of Common Stock sold in the Offering, incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 9, 2021.

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: June 14, 2021	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer